UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 17, 2024, Plug Power Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Original Agreement”) with B. Riley Securities, Inc. (“B. Riley”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), through or to B. Riley, as sales agent or principal, having an aggregate offering price of up to $1.0 billion in an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). On February 23, 2024, the Company and B. Riley entered into Amendment No. 1 to the Original Agreement (the “Amendment” and, together with the Original Agreement, the “Sales Agreement”) to increase the aggregate offering price of shares of Common Stock available for issuance under the Original Agreement. As of February 23, 2024, the Company had offered and sold 77,417,069 shares of Common Stock having an aggregate offering price of approximately $302,073,006 under the Original Agreement. The Amendment increased the aggregate offering price of common stock the Company may offer and sell pursuant to the Sales Agreement by $302,073,006 to $1 billion.

In addition, the Amendment increased the number of shares of Common Stock that the Company has the right, but not the obligation, from time to time at its sole discretion, to direct B. Riley on any day to act on a principal basis and purchase from the Company from $10,000,000 to $11,000,000 (the “Maximum Commitment Advance Purchase Amount”), and increased the aggregate amount of shares of Common Stock that the Company may direct B. Riley to purchase as principal in principal transactions (including any shares sold by B. Riley in agency transactions) in any calendar week from $30,000,000 to $55,000,000 (the “Maximum Commitment Advance Purchase Amount Cap”).

On and after June 1, 2024, so long as the Company’s market capitalization is no less than $1,000,000,000, the Maximum Commitment Advance Purchase Amount shall remain $11,000,000 and the Maximum Commitment Advance Purchase Amount Cap shall remain $55,000,000. If the Company’s market capitalization is less than $1,000,000,000 on and after June 1, 2024, the Maximum Commitment Advance Purchase Amount shall be decreased to $10,000,000 and the Maximum Commitment Advance Purchase Amount Cap shall be decreased to $30,000,000.

The material terms and conditions of the Sales Agreement otherwise remain unchanged.

B. Riley will be entitled to receive from the Company a commission in an amount (i) up to 3.0% of the gross sales price per Share sold through it as agent in agency transactions and (ii) equal to 5.0% of the purchase price per Share sold to B. Riley, as principal in principal transactions. The Company has agreed to provide B. Riley with customary indemnification and contribution rights. The Company will also reimburse B. Riley for certain specified expenses as set forth in the Sales Agreement.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333- 265488), which became effective upon filing with the SEC on June 8, 2023, the prospectus supplement, dated and filed with the SEC pursuant to Rule 424(b) under the Securities Act on January 17, 2024, and Amendment No. 1 to the prospectus supplement dated and filed with the SEC pursuant to Rule 424(b) under the Securities Act on February 23, 2024.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 1.1 and incorporated by reference herein. A copy of the full text of the Original Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K with the SEC on January 17, 2024. A copy of the opinion of Goodwin Procter LLP with respect to the validity of the shares of Common Stock that may be offered and sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

The Company filed a prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act with the Securities and Exchange Commission (the “SEC”) on January 17, 2024 registering the shares of Common Stock that may be sold pursuant to the Original Agreement. As filed, the prospectus supplement inadvertently listed an incorrect registration number due to a filing error. This Current Report on Form 8-K is being filed to correct the registration number under which the prospectus supplement was filed by the Company. The correct registration number is 333-265488.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
1.1	Amendment No. 1 to At Market Issuance Sales Agreement, dated February 23, 2024, by and between Plug Power Inc. and B. Riley Securities, Inc.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: February 23, 2024	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer